UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2009

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02	Termination of a Material Contract

On August 24, 2009 Solitario Exploration & Royalty Corp. (NYSE Amex: XPL; TSX-TO: SLR; "Solitario") and Metallic Ventures Gold Inc. ("Metallic Ventures") entered into a definitive arrangement agreement ("Agreement") whereby Solitario would acquire all outstanding shares of Metallic Ventures, subject to certain conditions. On October 13, 2009, Solitario and Metallic Ventures entered into an amendment (the "Amendment") to their definitive arrangement agreement dated August 24, 2009, whereby Solitario increased its bid to acquire, through a friendly statutory plan of arrangement under Canadian Law, all outstanding shares of Metallic Ventures. The Agreement, as amended, provided that Solitario would issue 19.5 million shares of Solitario common stock and would pay cash consideration of $18 million for all of the outstanding shares of Metallic Ventures. The Agreement, as amended, also provided for a termination deadline of February 28, 2010 and that Metallic Ventures would pay a termination fee of $2.2 million under certain circumstances, including if Metallic Ventures accepted a superior offer, as defined. The Agreement, as amended, was subject to shareholder and regulatory approval. In order to offer Metallic Venture shareholders the increased number of shares, Solitario and certain of its Officers, Directors and employees agreed to voluntarily cancel 1,935,000 previously granted options concurrently with the signing of the Amendment

On November 2, 2009 Metallic Ventures terminated the Agreement. Metallic Ventures' board of directors determined that it had received a superior offer from International Minerals Corporation (TSX-V: IMZ) compared to the offer by Solitario pursuant to the Agreement, as amended, and terminated the Agreement in accordance with its terms. Metallic Ventures paid Solitario a termination fee of $2.2 million upon termination of the Agreement.

ITEM 8.01	OTHER EVENTS

On November 3, 2009, Solitario Exploration & Royalty Corp. (NYSE Amex: XPL; TSX-TO: SLR; "Solitario") announced that it received $2.2 million from Metallic Ventures Gold Inc. (TSX-TO: MVG; "Metallic Ventures") upon termination of the definitive arrangement agreement dated August 24, 2009, as amended October 13, 2009 (the "Agreement").

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits	Exhibit Description
99.1	Press Release, issued on November 3, 2009, announcing receipt of $2.2 million from Metallic Ventures upon termination of the Agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 3, 2009

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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EXHIBITS

99.1        Press Release, issued on November 3, 2009, announcing receipt of $2.2 million from Metallic Ventures upon termination of the Agreement.

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